EXHIBIT 10.27

                        AREA OF MUTUAL INTEREST AGREEMENT

                                     BETWEEN

                       PIPELINE & PROCESSING GROUP, INC.,

                               OEDC PARTNERS, L.P.

                                       AND

                         PANENERGY FIELD SERVICES, INC.

                          DATED AS OF NOVEMBER 6, 1996

                        AREA OF MUTUAL INTEREST AGREEMENT

            THIS AREA OF MUTUAL INTEREST AGREEMENT (hereinafter "AGREEMENT") is made and entered this 6th day of November, 1996, by and between PIPELINE & PROCESSING GROUP, INC., a Michigan corporation (hereinafter "P&PG"), OEDC PARTNERS, L.P., a Texas limited partnership, the general partner of which is OEDC, Inc. (hereinafter "OEDC"), and PANENERGY FIELD SERVICES, INC., a Colorado corporation, (hereinafter "PFS"). All of such parties are hereinafter referred to collectively as the "PARTIES" or individually as a "PARTY".

                             W I T N E S S E T H:

            WHEREAS, the Parties desire to create an area of cooperation with respect to certain projects located within certain counties in Mississippi, Alabama and Florida, as hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual promises set forth herein, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

                                  ARTICLE I
                                     TERM

      1.1 TERM. This Agreement shall remain in force and effect until the tenth
(10th) anniversary date hereof, unless terminated at an earlier time by mutual agreement of all the Parties.

                                  ARTICLE II
                                AMI OPERATIONS

      2.1 AMI OPERATIONS. An AMI Operation shall mean constructing, owning, acquiring or operating, or providing financing for, (a) any processing plants ("PROCESSING FACILITY") to be located in Jackson or Harrison Counties, Mississippi, Baldwin County, Alabama, or Escambia County, Florida, for the removal of natural gas liquids, and to the extent applicable, condensate (collectively "LIQUIDS"), from natural gas, including, but not limited to, activities such as natural gas compression, treating and dehydration at a Processing Facility, separation, fractionation, storage, transportation and marketing of Liquids extracted at a Processing Facility, and purchase and transportation of natural gas as necessary for the efficient operation of a Processing Facility, or (b) a power generation facility (a "POWER PLANT") to be located in Mobile County, Alabama, for the generation of power to the initial processing plant constructed pursuant to that certain General Partnership Agreement made and entered into on November 6, 1996, by and among MCNIC

MOBILE BAY PROCESSING COMPANY, a Michigan corporation, OEDC PROCESSING, L.P., a Texas limited partnership, the general partner of which is OEDC, INC., and PANENERGY MOBILE BAY PROCESSING COMPANY, a Delaware corporation (the "PARTNERSHIP AGREEMENT"), with all of the preceding described in (a) and (b) collectively referred to as "AMI OPERATIONS").

      2.2 PARTICIPATION IN AMI OPERATIONS.

                  (a) None of the Parties, whether directly or indirectly, through any ownership or other interest, whether through Affiliates or otherwise, shall participate in any AMI Operations without complying with the provisions of this SECTION 2.2. In the event any Party participates in an AMI Operation, whether directly or indirectly, through any ownership or other interest, whether through Affiliates or otherwise ("ACQUIRING PARTY") such Acquiring Party shall offer, or cause to be offered, to each of the other Parties (each a "NON-ACQUIRING PARTY") the opportunity to participate in such AMI Operation on the same terms and conditions applicable to such Acquiring Party and for a portion of the Acquiring Party's interest equal to the Ownership Interest allocated to such Non-Acquiring Party in ARTICLE III, or such lesser interest as elected by such Non-Acquiring Party.

                  (b) An Acquiring Party who participates in an AMI Operation shall provide, subject to confidentiality or contractual restrictions, to the Non-Acquiring Parties written notice of such participation together with all relevant information pertaining to the AMI Operation in the possession of the Acquiring Party (or the person through which it is participating in such AMI Operation). If the Acquiring Party has a right to make available such information to the Non-Acquiring Parties, each Non-Acquiring Party prior to its receipt of such information shall execute a confidentiality agreement containing the same terms as the confidentiality agreement to which the Acquiring Party is bound, unless such Non-Acquiring Party elects not to receive such information. If the Acquiring Party does not have the right to provide the relevant information with respect to the AMI Operation to the Non-Acquiring Parties prior to the time the Acquiring Party completes the transaction pursuant to which it would participate in the AMI Operation, then the obligations of the Acquiring Party under SECTION 2.2 to provide the Non-Acquiring Parties the opportunity to participate in such AMI Operation shall be deferred until such time as the Acquiring Party closes such transaction, at which time the Acquiring Party shall comply with the provisions of this
      SECTION 2.2. Each of the Non-Acquiring Parties shall have sixty (60) days in the case of an acquisition, and one hundred twenty (120) in the case of construction, to notify the Acquiring Party in writing of its election to participate in the AMI Operation. Each such notice shall stipulate whether the Non-Acquiring Party desires to limit its participation to the Ownership Interest allocated to it in SECTION 3.1 or a lesser interest, and state the portion it would accept of the Ownership Interest of any Parties who elect not to participate (for their full allocated share or part thereof) in such AMI Operation to which it is entitled pursuant to
      SECTION 3.1. If the terms of an acquisition require a lesser period of time for the submission of an offer, the sixty (60) day response period shall be reduced to a period ending three (3) days before the submission deadline as provided by the terms as such acquisition. Failure of a Non-Acquiring Party to respond timely shall constitute an election by such Non-Acquiring Party not to participate in the AMI Operation. Failure to specify in a timely response the share of the Ownership Interest of a Party who elects not to participate (for their full allocated share or part hereof) the Non-Acquiring Party elects to acquire shall be an election to limit participation to such Non-Acquiring Parties' Ownership Interest or such lesser interest for which it elected to participate.

                  AMI Operations shall be pursued pursuant to the agreements to which the Acquiring Party is obligated or, in absence of such agreements, agreements to form a limited liability company in form and substance substantially similar to the Partnership Agreement unless all the Parties otherwise agree. As used in this Agreement, the term "AFFILIATE" shall mean any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Party. The term "PERSON" shall include, without limitation, an individual, a corporation, a partnership, an association, a joint stock company and a trust. The term "CONTROL" (including the terms "CONTROLS", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means (a) with respect to a corporation, the ownership or other control of securities to which are attached more than fifty percent (50%) of the voting interest of all equity securities issued by the corporation, (b) with respect to a partnership, the ownership of more than fifty percent (50%) interest in the partnership, and (c) with respect to any other person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, by contract or otherwise.

                                 ARTICLE III
                              OWNERSHIP INTEREST

      3.1 OWNERSHIP INTERESTS. Each Party shall have the right to participate and acquire an interest in AMI Operations (hereinafter an "OWNERSHIP INTEREST") as follows:

            (a) POWER PLANT. If the AMI Operation is the Power Plant, then the Parties shall have the right to participate in such AMI Operation in the following proportions:

                        PFS         42%

                        P&PG        38%

                        OEDC        20%

      ; provided, however, if any Party elects not to participate (for its full allocated share, or part thereof), then the portion of such Party's Ownership Interest for which it elects to not participate shall be allocated among the other Parties as follows: (1) first, to the Party with the lesser interest up to a maximum amount that would yield such Party and the other Party who participates in the AMI Operations the same Ownership Interest in the AMI Operation, and (2) the remainder, if any, to such Parties equally.

            (b) PROCESSING FACILITY. If the AMI Operation concerns a Processing Facility, each Party shall have the right to participate in such AMI Operation for a one-third (a) interest. If any Party elects not to participate (for its full allocate share, or part thereof), the portion of such Party's Ownership Interest for which it elects to not participate shall be allocated among the other Parties equally.

            Notwithstanding the foregoing, the Ownership Interest allocated to OEDC with respect to any AMI Operations relating to a Processing Facility proposed after the earlier of (1) the termination of the "OPTION PERIOD" as defined in that certain Option Agreement of even date herewith among Dauphin Island Gathering Company, L.P., OEDC Processing, L.P., MCNIC Mobile Bay Processing Company and PanEnergy Mobile Bay Processing Company (the "OPTION AGREEMENT"), (2) the termination of the "OPTION" (as defined in the Option Agreement) in accordance with the terms of the Option Agreement, or (3) the date of the "EXERCISE NOTICE" (as defined in the Option

      Agreement), shall be the same percentage interest that OEDC Processing, L.P. owns under the terms of the Partnership Agreement.

                                  ARTICLE IV
                                MISCELLANEOUS

      4.1 CONTROLLING LAW. THIS AGREEMENT SHALL BE GOVERNED, INTERPRETED AND CONSTRUED UNDER THE STATUTORY AND COMMON LAW OF THE STATE OF
TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      4.2 NOTICES. Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be given by personal delivery, or by mail, overnight courier or facsimile with all postage and charges prepaid to the other Parties affected by such notice at the place designated. Notices shall be considered as duly delivered upon actual receipt by the addressee. Unless changed by notice in writing to all other Parties, the addresses of the Parties are as follows:

            P&PG:       Pipeline & Processing Group, Inc.
                        150 W. Jefferson, Suite 1700
                        Detroit, Michigan 48226
                        Attention:  Vice President

            OEDC:       OEDC Partners, L.P.
                        1400 Woodloch Forest Drive, Suite 200
                        The Woodlands, Texas 77380
                        Attention:  Vice President of OEDC, Inc.

            PFS:        PanEnergy Field Services, Inc.
                        5718 Westheimer, Suite 2000
                        Houston, Texas 77057
                        Attention:  Vice President, Offshore

      4.3 ASSIGNABILITY. The rights and obligations of the Parties, in and under this Agreement shall not be assigned, sold, transferred, conveyed, made subject to a lien or security interest or otherwise encumbered (collectively, a "TRANSFER") without the prior written consent of all the other Parties. Any Transfer in violation of this provision shall be null and void.

      4.4 DEFAULT. No waiver of any default shall be construed as a waiver of any future default, whether of a like or a different nature.

      4.5 SEVERABILITY. If and to the extent that any court or governmental agency of competent jurisdiction holds any part or provision of this Agreement to be invalid or unenforceable, the Parties shall agree upon an equitable adjustment of the provisions of this Agreement with a view toward effecting its purpose. Such holding shall in no way affect the validity or effectiveness of the other provisions of this Agreement, which shall remain in full force and effect.

      4.6 REMEDIES. Each right and remedy in this Agreement is cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

      4.7 SPECIAL AND CONSEQUENTIAL DAMAGES. None of the Parties, shall be liable to the other for any exemplary or punitive damages, or for loss of profits, or consequential losses, arising in connection with this Agreement.

      4.8 AMENDMENTS. This Agreement may only be amended, supplemented or modified by written agreement duly executed by all Parties.

      4.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      4.10 ENTIRE AGREEMENT/CONFLICTS. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the Parties hereto with respect to the subject matter hereof.

                            [SIGNATURES ON NEXT PAGE]

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written.

                              PIPELINE & PROCESSING GROUP, INC.

                              By:   /s/ JOSEPH L. ROBERTS
                              Name:     Joseph L. Roberts
                              Title:    Vice President


                              OEDC PARTNERS, L.P.

                              By:   /s/ R. KEITH ANDERSON
                              Name:     R. Keith Anderson
                              Title:    Vice President


                              PANENERGY FIELD SERVICES, INC.

                              By:   /s/ B. D. REESE
                              Name:     B. D. Reese
                              Title:    Vice President